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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Form S-8 of Sandy Spring Bancorp, Inc. (the "Company") of our report dated February 8, 1996 which appears on page 43 of the Annual Report to Shareholders of the Company.



                                         /s/ Stegman & Company


Towson, Maryland
August 29, 1996